                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in this Registration
Statement of NuCO2 Inc. on Form S-8 of our report dated August 16, 2006, appearing in the Annual Report on Form 10-K of NuCO2 Inc. for the year ended
June 30, 2006 and to the reference to our firm under the heading "Experts" in the prospectus, which is part of this Registration Statement.

                                        /s/ Margolin, Winer & Evens LLP
                                        -------------------------------
                                        Margolin, Winer & Evens LLP

Garden City, New York
October 3, 2006